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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 19, 2010 (except for the last paragraph of Note 12, as to which the date is                        , 2010), in the Registration Statement (Form S-1 No. 333-            ) and related Prospectus of Tranzyme, Inc. for the registration of shares of its common stock.

Ernst & Young LLP

Raleigh, North Carolina

        The foregoing consent is in the form that will be signed upon the completion of the reverse stock split described in the last paragraph of Note 12 to the consolidated financial statements.

/s/ Ernst & Young LLP

Raleigh, North Carolina
November 19, 2010

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm